                                                                EXHIBIT 11


                                  FURON COMPANY

                       Computation of Net Income Per Share

                                                                                                Three months ended
                                                                           ---------------------------------------------------------
                                                                                   May 3,                               May 4,
                                                                                   1997                                 1996
------------------------------------------------------------------------------------------------------------------------------------
PRIMARY NET INCOME PER SHARE

             Earnings:
                  Net income                                               $           4,977,000                 $         4,558,000
                                                                              ===================                  =================

             Shares:
                  Weighted average number of common
                  shares outstanding                                                   8,923,429                           8,861,410

                  Shares issuable from assumed exercise
                  of stock options                                                       232,078                             218,236
                                                                              -------------------                  -----------------

                  Average shares as adjusted                                           9,155,507                           9,079,646
                                                                              ===================                  =================

Primary net income per share                                               $                0.54                 $              0.50
                                                                              ===================                  =================

FULLY DILUTED NET INCOME PER SHARE

             Earnings:
                  Net income                                               $           4,977,000                 $         4,558,000
                                                                              ===================                  =================

             Shares:
                  Weighted average number of common
                  shares outstanding                                                   8,923,429                           8,861,410

                  Shares issuable from assumed exercise
                  of stock options                                                       259,023                             252,221
                                                                              -------------------                  -----------------

                  Average shares as adjusted for
                  full dilution                                                        9,182,452                           9,113,631
                                                                              ===================                  =================

Fully diluted net income per share                                         $                0.54                 $              0.50
                                                                              ===================                  =================


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